                                                                       EXHIBIT 5



                                August 26, 1998



Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, CA  94089

     Re: Hyperion Solutions Corporation Registration Statement for Offering of 8,795,732 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 5,000,000 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan; (ii) 1,000,000 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan; (iii) 1,927 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Pillar Corporation's 1988 Stock Option Plan; (iv) 37,734 shares of Common Stock available for issuance upon the Company's assumption of the options granted under IMRS Inc.'s 1989 Stock Option Plan; (v) 2,442,011 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Hyperion Software Corporation's 1991 Stock Plan; (vi) 93,100 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Hyperion Software Corporation's 1991 Non-Employee Director Stock Option Plan; (vii) 1,932 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Pillar Corporation's 1992 Long Term Equity Incentive Plan; (viii) 29,028 shares of Common Stock available for issuance upon the Company's assumption of Hyperion Software Corporation's stock options granted pursuant to employment, consulting and option agreements with James A. Perakis and Craig Schiff; and (ix) 190,000 shares of Common Stock available for issuance upon the Company's assumption of the subscriptions to purchase shares granted under Hyperion Software Corporation's 1991 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Stock Option/Stock Issuance Plan, Employee Stock Purchase Plan, 1988 Stock Option Plan, 1989 Stock Option Plan, 1991 Stock Plan, 1991 Non-Employee Director Stock Option Plan, 1992 Long Term Equity Incentive Plan, stock options granted pursuant to employment, consulting and option agreements with James A. Perakis and Craig Schiff, and 1991 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ Gunderson Dettmer Stough Villeneuve
                                             Franklin & Hachigian, LLP
                                         ---------------------------------------
                                         Gunderson Dettmer Stough Villeneuve
                                         Franklin & Hachigian, LLP